Exhibit 5.1

ELLENOFF GROSSMAN & SCHOLE LLP

ATTORNEYS AT LAW

370 LEXINGTON AVENUE

NEW YORK, NEW YORK 10017

TELEPHONE: (212) 370-1300 FACSIMILE: (212) 370-7889

www.egsllp.com

March 12, 2007

BioDelivery Sciences International, Inc.

801 Corporate Center Drive, Suite #210

Raleigh, NC 27607

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We are familiar with the Registration Statement on Form S-3 (the “Registration Statement”) to which this opinion is an exhibit, which Registration Statement is being filed by BioDelivery Sciences International, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to the public offering by a certain selling stockholder of the Company named in the Registration Statement (the “Selling Stockholder”) of a total of 1,000,000 shares (the “Shares”) of Company common stock, $0.001 par value per share (the “Common Stock”), for its own account. The Shares are issuable upon the exercise of a warrant (the “Warrant”) held by the Selling Stockholder.

In arriving at the opinion expressed below, we have examined and relied on the following documents:

(1) the Certificate of Incorporation and By-laws of the Company, each as amended as of the date hereof;

(2) the Warrant; and

(3) records of meetings and consents of the Board of Directors of the Company provided to us by the Company.

In addition, we have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below. In such examination, we have assumed, without independent verification, the genuineness of all signatures (whether original or photostatic), the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies.

Based on the foregoing and in reliance thereon, we are of the opinion that the Shares being sold pursuant to the Registration Statement are duly authorized and, when paid for by the Selling Stockholder and issued by the Company in accordance with the terms of the Warrant, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under “Legal Matters” in the related prospectus.

Very truly yours,

/s/ ELLENOFF GROSSMAN & SCHOLE LLP
ELLENOFF GROSSMAN & SCHOLE LLP